3,000,000 Shares
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                 Depositary Shares Each Representing 1/100 of a
               Share of 7.90% Series E Cumulative Preferred Stock
       (Liquidation Preference Equivalent to $25.00 per Depositary Share)


                             UNDERWRITING AGREEMENT

                                                                  March 13, 1998


SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
PRUDENTIAL SECURITIES INCORPORATED
  as Representatives of the several Underwriters listed on Schedule I hereto

c/o      Smith Barney Inc.
         388 Greenwich Street
         New York, New York  10013

Ladies and Gentlemen:

     First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 3,000,000 depositary shares each representing 1/100 of a share of 7.90% Series E Cumulative Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share) of the Company, par value $.01 per share (the "Firm Shares"), to be issued under a deposit agreement (the "Deposit Agreement") between the Company and First Chicago Trust Company, as Depositary (the "Depositary") to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as Representatives (the "Representatives"). The Company also proposes to issue and sell to the several Underwriters not more than 450,000 additional depositary shares each representing 1/100 of a share of 7.90% Series E Cumulative Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share), par value $.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Series E Preferred Stock.

     1. Registration Statement and Prospectus. The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-43641) including a preliminary prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Company and/or the Operating Partnership, as the case may be, in accordance with Rule 415 under the Act. Such registration statement (as amended) was declared effective by the Commission on January 27, 1998. Such registration statement (as amended), on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriters by the Company (whether or not such prospectus supplement is required to be filed with the Commission by the Company pursuant to the Act) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act") are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shares to which it relates. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus or any term sheet as contemplated by Rule 434 of the Act (a "Term Sheet") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

     2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Firm Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $24.2125 (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 9 hereof).

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within thirty (30) days after the date of this Agreement, provided that if such thirtieth (30th) day is not a New

York Stock Exchange (the "NYSE") trading day, the thirtieth (30th) day will be the next succeeding NYSE trading day. Such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than seven business days after such notice has been given and (iii) no earlier than two (2) business days after such notice has been given; unless otherwise agreed upon by the Underwriters and the Company. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares (or such number of Firm Shares increased as set forth in Section 9 hereof).

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering (the "Offering") of their respective portions of the Shares as soon after the execution and delivery hereof as in your judgment is advisable (and, if necessary, any post-effective amendment to the Registration Statement) and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery and Payment. Delivery to the Underwriters of certificates for, and payment of the Purchase Price for the Firm Shares shall be made, subject to
Section 9, at 10:00 A.M., New York City time, on the fourth business day (or the third business day if required under Rule 15c6-1 of the Exchange Act) following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date") at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166. The Closing Date and the location of, delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

     Delivery to the Underwriters of certificates for, and payment of the Purchase Price for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, or at such other place as you shall designate, at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of, delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an applicable Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an applicable Option Closing Date, as the case may be. Certificates in temporary form evidencing the Shares shall be delivered to you on the Closing Date or an applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date. Any Underwriter may (but shall not be obligated to) make payment of the Purchase Price for the Firm Shares or the Additional Shares, if any, to be purchased by any other Underwriter whose payment has not been received by the Closing Date or the applicable Option Closing Date, as the case may be, but any such payment shall not relieve such

Underwriter from its obligations hereunder.

     5. Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership severally agrees with you as follows:

          (a) In respect of the offering of Shares, the Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares, (ii) file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act no later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Shares and (iii) furnish copies of the Prospectus to the Underwriters and to such dealers as you shall specify in New York City as soon as practicable after the date of this Agreement in such quantities as you may reasonably request.

          (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) The Company will furnish to you without charge, such number of conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference therein, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it and document incorporated by reference therein, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Prospectus or any Term Sheet, if applicable, of which you shall not previously have been advised or to which you or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Term Sheet, or amendment or supplement to the Prospectus which, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) If, at any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify, register or perfect exemptions for the Shares for offer and sale by the several Underwriters under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriters may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders.

          (g) To make generally available to the Company's stockholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (ninety (90) days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve (12) months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

          (h) During the period of five years after the date of this Agreement, the Company will furnish to you as soon as available (x) a copy of each regular and periodic report, financial statement or other publicly available information of the Company and any of its subsidiaries mailed to the holders of the Shares or filed with the Commission or any securities exchange and (y) such other publicly available information concerning the Company and any of its Subsidiaries as you may reasonably request.

          (i) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

          (j) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), the Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph 5(c),
     (ii) the printing and delivery of this Agreement, the Deposit Agreement and the Blue Sky Memorandum, (iii) the qualification or registration of the Shares for offer and sale under the securities, Blue Sky laws or real estate syndication laws of the several states in accordance with Section 5(g) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Offering, (v) the fees charged by nationally recognized statistical rating organizations for the rating of the Shares, (vi) the fee of and the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (viii) the preparation, issuance and delivery of certificates for the Shares to the Underwriters, (ix) the costs and charges of any transfer agent or registrar, (x) the cost and expenses of the Depositary under the Deposit Agreement, (xi) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (xii) any transfer taxes imposed on the sale by the Company of the Shares to the Underwriters and
     (xiii) the fees and disbursements of the Company's counsel and accountants.

          (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE for a period of two years after the Closing Date and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company for the Shares to continue to be so listed.

          (l) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (m) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

                  (n) The Company will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Company's Board of Directors determines that it is no longer in the best interests of the Company to be so qualified.

          (o) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

     6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof and the Closing Date that:

          (a) The Company and the Operating Partnership meet the requirements for use of Form S-3, and the Registration Statement has been declared effective by the Commission.

          (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included or incorporated by reference in the Prospectus, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at the Closing Date, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the Company will have complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Underwriters and Underwriters' counsel).

          (c) Each 462(b) Registration Statement, if any, will comply when so filed in all material respects with all applicable provisions of the Act; will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included and incorporated by reference in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus, and as of the Closing Date, or during the period specified in Section 5(c) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (e) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Uniform Limited Partnership Act. Each of First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. ("FII"), First Industrial Harrisburg, L.P. ("FIH"), First Industrial Development Services L.P. ("DSG") and First Industrial Pennsylvania Partnership, L.P. ("FIP") (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FII, FIH, DSG and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. FR Development Services, L.L.C. ("FRDS") has been duly organized and is validly existing as a limited liability corporation in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIM"), First Industrial Pennsylvania Corporation ("FIPC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Harrisburg Corporation ("FIHC"), FI Development Services Corporation ("FIDSG"), FR Development Services, Inc. ("FRD"), FR Acquisitions, Inc. ("FRA") and First Industrial Management Corporation ("FIMC," and together with FISC, FIFC, FIM, FIPC, FIIC, FIHC, FIDSG and FRA are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Corporate Subsidiaries and the Partnership Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSG is a wholly-owned subsidiary of the Company and is the sole general partner of DSG. FRDS is a wholly-owned subsidiary of the Operating Partnership. FRD is a subsidiary controlled by the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). The Company, the Operating Partnership and each of the Subsidiaries has, and at the Closing Date and, if later, at the Option Closing Date will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Registration Statement or the Prospectus and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at the Closing Date and, if later, an Option Closing Date, will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (1) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 493 in service properties owned, directly or indirectly, by the Company as of September 30, 1997, (the "Properties") taken as a whole, (2) the issuance, validity or enforceability of the Securities or the enforceability of the Indenture or (3) the consummation of any of the transactions contemplated by this Agreement, any Terms Agreement and/or the Indenture (each a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule II hereto. The Operating Partnership and each of the Partnership Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on Schedule II hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel.

          (f) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share, and 65,000,000 shares of excess stock, par value $.01 per share. All of the Company's issued and outstanding shares of common stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects. Upon payment of the Purchase Price and delivery of certificates representing the Shares in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of depositary receipts to be used to evidence the Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements and the requirements of the NYSE. No shares of common or preferred stock of the Company are reserved for any purpose other than securities to be issued pursuant to this Agreement and except as disclosed in the Prospectus.

          (g) As of the Closing Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and the partnership agreement of each Partnership Subsidiary, other than the Operating Partnership, will have been duly authorized, validly executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; immediately following the Closing Date, all of the issued and outstanding shares of capital stock of each Corporate Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company and the Subsidiaries) and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and validly issued, fully paid and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the

     Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company and the Subsidiaries).

          (h) The financial statements, supporting schedules and related notes included, or incorporated by reference, in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included or incorporated by reference therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Company's ratio of earnings to fixed charges and preferred dividend requirements included in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, or any predecessor of the Company are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company as required by the Act.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement and the Prospectus, any change in the capitalization, long term or short term debt or in the capital stock or equity of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries considered as one enterprise (anything which would be material to the Company and its Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Prospectus, neither the Company nor any of its Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be Material, (iii) there has not been any Material Adverse Effect, and (iv) except for regular quarterly distributions on the Company's shares of common stock, par value $0.01 per share (the "Common Stock"), and the dividends on the shares of the Company's (a) Series A Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), (b) Depositary Shares each representing 1/100 of a share of 8 3/4 Series B Cumulative Preferred Stock (the "Series B Preferred Stock"), (c) Depositary Shares each representing 1/100 of a share of 8_ Series C Cumulative Preferred Stock (the "Series C Preferred Stock") and (d) Depositary Shares each representing 1/100 of a share of 7.95% Series D Cumulative Preferred Stock (the "Series D Preferred Stock") the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock.

          (j) Neither the Company nor any of its Subsidiaries is, or as of the Closing Date or, if later, an Option Closing Date, will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (k) To the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, investigations or inquiries pending or, after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

          (l) The Company and each of its Subsidiaries (i) has, and at the Closing Date or, if later, an Option Closing Date, will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) is not, and at the Closing Date or, if later, an Option Closing Date, will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date or, if later, an Option Closing Date, will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

          (m) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder except such as have been obtained under the Act and the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws, or the by-laws, the corporate financing rule or the conflict of interest rule of the NASD or the requirements of the NYSE in connection with the purchase and distribution by the Underwriters of the Shares or such as have been received prior to the date of this Agreement.

          (n) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement and the Deposit Agreement, to the extent each is a party thereto. Each of this Agreement and the Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party thereto and constitutes a valid and binding agreement of the Company and the Operating Partnership, to the extent each is a party thereto, and assuming due authorization, execution and delivery by the Underwriters, is enforceable, against the Company and the Operating Partnership, to the extent each is a Party thereto, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the compliance by each of the Company and the Subsidiaries with their obligations hereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any of its Subsidiaries, any Contract or Other Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company or any of its Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

          (o) As of the Closing Date or, if later, an Option Closing Date, the Company and each of its subsidiaries will have good and marketable title to all Material properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure the loan facilities of the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

          (p) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and
     (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect.

          (q) The Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

          (r) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (A) to the knowledge of the Company and its Subsidiaries, after due inquiry, the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company and its Subsidiaries, after due inquiry, none of the Company or its Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Company or its Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Company or its Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Company and its Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and its Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

          As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.)

     ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

          None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

          (s) The Company and its Subsidiaries are organized and operate in a manner so as to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company and its Subsidiaries intend to continue to qualify as a REIT for the foreseeable future.

          (t) There is no document or contract of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, except for the filing of this Agreement and the Deposit Agreement with the Commission as exhibits to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto are accurate in all material respects.

          (u) On the Closing Date, the Shares will be duly authorized for listing on the NYSE subject to official notice of issuance.

          (v) None of the Company or any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or its Subsidiaries, after due inquiry, is any such dispute threatened which would have a Material Adverse Effect.

          (w) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          (x) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

          (y) Each of the Partnership Subsidiaries is properly treated as a partnership for federal income tax purposes and not as a "publicly traded partnership."

          (z) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

          (aa) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Company has not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act (which were disclosed to you and your counsel);

          (ab) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (ac) The Shares will have the following investment grade ratings from each of Standard & Poor's Corporation ("S&P") ("BBB-"), Moody's Investors Service, Inc. ("Moody's") ("baa3"), Fitch Investors Services, L.P. ("Fitch") ("BBB") and Duff & Phelps ("D&P") ("BBB-"), at the Closing Date, and, if later, the Option Closing Date;

          (ad) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction; and

          (ae) Any certificate or other document signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Underwriters or to counsel for the Underwriters in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 9 and not joint.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares and the Additional Shares, as the case may be, under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date; and as of an Option Closing Date, if any, to the knowledge of the Company and the Operating Partnership, such representations and warranties were true and correct, in all Material respects, as of the date of this Agreement and on the Closing Date. On or before any Option Closing Date, if any, the Company shall disclose to the Underwriters the information which would make such representations and warranties not true and correct, in all Material respects, as of such Option Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     (b) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company.

     (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or the Operating Partnership by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any material adverse change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; and other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect;

     (e) you shall have received on and as of the Closing Date and on and as of any applicable Option Closing Date, as the case may be, a certificate signed by the Chairman of the Board of Directors or President or Chief Executive Officer of the Company and the Chief Financial or Accounting Officer of the Company, in their capacities as officers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to you, to the effect set forth in subsections (a) through (d) of this Section;

     (f) You shall have received on the Closing Date and, if later, an Option Closing Date an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, and the Option Closing Date, as the case may be, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

          (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule II hereto. Each of the Corporate Subsidiaries is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule II hereto.

          (ii) The Operating Partnership and each of the Financing Partnership and Securities, L.P. has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership and each of the Financing Partnership and Securities, L.P. has all requisite partnership power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and proposes to engage, in each case, as described in the Prospectus, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement. The Operating Partnership and each of the Financing Partnership and Securities, L.P. is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified with an asterisk in Schedule II hereto.

          (iii) To the knowledge of such counsel, other than the Additional Shares and shares reserved for issuance pursuant to the Company's Shareholders Rights Plan, no shares of preferred stock of the Company are reserved for any purpose. To the knowledge of such counsel, there are no outstanding securities convertible into or exchangeable for any preferred stock of the Company and no outstanding options other than as provided in this Agreement, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of preferred stock of the Company. To the knowledge of such counsel, all of the outstanding partnership interests of the Operating Partnership, the Financing Partnership and Securities, L.P. have been duly authorized, validly issued and fully paid and, except for Units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

          (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership, the Financing Partnership, Securities, L.P., FIFC or FISC is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K, as amended, if applicable, and the Company's most recent Quarterly Report on Form 10-Q, as amended, if applicable, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

          (v) This Agreement was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership, and the Deposit Agreement was duly and validly authorized, executed and delivered by the Company.

          (vi) The execution and delivery of this Agreement and the Deposit Agreement, the issuance and sale of the Shares and the performance by the Company and the Operating Partnership of their respective obligations under the Shares, this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not require, to such counsel's knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, the state securities, Blue Sky or real estate syndication laws in connection with the purchase and distribution of the Shares by the Underwriters) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K, as amended, if applicable, and the Company's most recent Quarterly

     Report on Form 10-Q, as amended, if applicable, to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, the Financing Partnership, and Securities, L.P. or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (vii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under the Act or the by-laws, corporate financing rule and conflict of interest rule of the NASD, or state securities, blue sky or real estate syndication laws, or such as have been received prior to the date of such opinion.

          (viii) The Registration Statement, at the time it became effective and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than the financial statements and supporting schedule and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Act and the Exchange Act.

          (ix) Each of the Underwriters is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriters acquire such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

          (x) The information in the Prospectus Supplement under "Description of Series E Preferred Shares and Depositary Shares" and "Certain Federal Income Tax Considerations" and in the Prospectus under "Risk Factors," "Description of Preferred Stock," "Description of Depository Shares," "Restrictions on Transfers of Capital Stock" and "Federal Income Tax Considerations," to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein.

          (xi) To such counsel's knowledge, there is no document or contract of a character required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto by the Act other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

          (xii) The Shares have been approved for listing on the NYSE subject to official notice of issuance.

          (xiii) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xiv) The Registration Statement has been declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424 within the applicable time period prescribed by Rule 424 and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.

          (xv) The Company and the Operating Partnership satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the Act.

          (xvi) None of the Company, the Corporate Subsidiaries or the Partnership Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     In addition, Cahill Gordon & Reindel shall confirm that the opinion filed as Exhibit 8 to the Registration Statement is true and correct as of the date thereof and shall authorize the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

     In addition, Cahill Gordon & Reindel shall state that they have participated in conferences with officers and other representatives of the Company, the Operating Partnership and the Subsidiaries, representatives of the independent public accountants for the Company, the Operating Partnership and the Subsidiaries and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, including the documents incorporated therein by reference, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the Closing Date, or, if later, an Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

     In giving its opinion, such counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries, (B) as to matters of

Maryland law, on the opinion of McGuire, Woods, Battle & Boothe, L.L.P., Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, (C) as to matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (D) as to the good standing and qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities, Blue Sky or real estate syndication laws.

     (g) You shall have received on the Closing Date and, if later, an Option Closing Date, an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, and the Option Closing Date, as the case may be, of McGuire, Woods, Battle & Boothe, L.L.P., special Maryland counsel for the Company, to the effect that:

          (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

          (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement.

          (iii) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company.

          (iv) Each of the Shares has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, each of the Underwriters is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriters acquire such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement and Prospectus. The form of depositary receipt used to evidence the Shares are in due and proper form and comply in all material respects with all applicable legal requirements and with the requirements of the NYSE. The issuance of the Shares is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Company's charter or by-laws, as amended to date, or any agreement of which such counsel is aware.

          (v) Each of this Agreement and the Deposit Agreement was duly and validly authorized, executed and delivered by the Company.

          (vi) The execution and delivery of this Agreement and the Deposit Agreement and the performance of the obligations and the consummation of the transactions set forth herein and therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the charter or by-laws, as the case may be, of the Company; (2) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (vii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

          (viii) The information in the Prospectus under "Description of Preferred Stock," "Description of Depositary Shares," "Certain Provisions of Maryland Law and the Company's Articles of Incorporation and Bylaws" and "Restrictions on Transfers of Capital Stock" and in Part II of the Registration Statement under Item 15 to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

          (ix) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner.

     (h) You shall have received on the Closing date and, if later, an Option Closing Date, an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, or the Option Closing Date, as the case may be, of Barack Ferrazzano Kirschbaum, Perlman & Nagelberg, special Illinois counsel for the Company, to the effect that:

          (i) To the knowledge of such counsel, none of the Company, FRA, the Operating Partnership, FIMC, the Mortgage Partnership, FIH, FII, FIHC and FIIC is in violation of or in default in connection with the performance or observance of any obligation, agreement, covenant or condition contained in any or all of (a) the documentation evidencing and/or securing (1) a certain unsecured term loan made available to the Operating Partnership by Union Bank of Switzerland, New York Branch, (2) a certain loan made available to Harrisburg, L.P. by ORIX USA, Inc., (3) a certain mortgage loan made available to the Financing Partnership by Nomura Asset Capital Corporation, (4) a certain mortgage loan made available to the Mortgage Partnership by Nomura Asset Capital Corporation, and (5) a certain revolving credit facility made available to the Operating Partnership by The First National Bank of Chicago and the

     Union Bank of Switzerland, New York Branch, (6) the assumption by the Operating Partnership of a certain mortgage loan from PFL Life Insurance Company made available to Fourth Brookville Associates Limited Partnership;
     (7) the assumption by the Operating Partnership of a certain loan from Monumental Life Insurance Company made available to Lincoln Center Associates Limited Partnership; (8) the origination of a certain mortgage loan made available to FII by Connecticut General Life Insurance Company ("CIGNA"); (9) the origination of a certain mortgage loan made available to the Operating Partnership by CIGNA; (10) the acquisition of property by the Operating Partnership subject to a certain mortgage loan from Smithkline Beecham Clinical Laboratories, Inc. made available to 290 Industrial Co., LLC; and (11) the acquisition of property by the Operating Partnership subject to a certain mortgage loan from Patomi Realty Co. made available to Lazarus Burman Associates (such documentation, collectively, the "Credit Documents") and (b) various pending agreements of purchase and sale into which FR Acquisitions, Inc. has entered into for the purchase of certain real properties (collectively, the "Pending Contracts"), except in each case for defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

          (ii) The execution and delivery of this Agreement and the Deposit Agreement and the performance of the obligations and the consummation of the transaction set forth herein and therein by the Company and the Operating Partnership did not and do not conflict with or constitute a breach or violation of, or default under: (A) the Credit Documents and the Pending Contracts; (B) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States; or (C) any order or administrative or court decree issued to or against or concerning the Company, the Operating Partnership, FIMC, the Mortgage Partnership, FIH, FII, FIHC, or FIIC, of which in the cases of clauses (B) and (C) above, such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

          (iv) The information in the 10-K under Item 2 "The Properties--Mortgage Loans" (except for the 1994 Mortgage Loan) to the extent that it constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

     (i) You shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Rogers & Wells LLP, counsel for the Underwriters, as to the matters referred to in clause (i) (with respect to the Company only) and (iv) (with respect to the first and last sentences only) of
Section 8(g) and clauses (v) (with respect to the Company only) and (viii) of
Section 8(f) and in addition, Rogers & Wells LLP shall make statements similar to those contained in the second paragraph following clause (xviii) of Section 8(f) hereto and shall be entitled to rely on those persons described in the third paragraph following clause (xvii) Section 8(f) hereto with respect to the matters described therein.

     In giving its opinion, such counsel may rely (A) as to matters of Maryland law, on the opinion of McGuire, Woods, Battle & Boothe, L.L.P., Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (B) as to the good standing and qualification of the Company, the Corporate subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.

     (j) At the Closing Date, the Shares shall have the ratings accorded by the "nationally recognized statistical organizations," as defined by the Commission for purposes of Rule 436(g)(2) under the Act, as specified in Section 6(ac) hereto, and the Company shall have delivered to Smith Barney Inc. a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Smith Barney Inc., confirming that the Shares have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Company's securities or the Operating Partnership's other securities.

     (k) On the date hereof or such other date as the Underwriters may agree to, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters (and to its counsel), confirming that they are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement and containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72. At the Closing Date and, as to the Additional Shares, at any Option Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the applicable Option Closing Date, as the case may be, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the applicable Option Closing Date, as the case may be.

     (l) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

     (m) The Company and its Subsidiaries shall not have failed at or prior to the Closing Date and any applicable Option Closing Date, as the case may be, to perform or comply with any of the agreements pursuant to Section 5 herein contained and required to be performed or complied with by the Company at or prior to the Closing Date and the Option Closing Date, as the case may be.

     (n) At the Closing Date and, if later, at any applicable Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Rogers & Wells LLP, counsel for the Underwriters.

     9. Effective Date of Agreement; Termination; Default by One or More Underwriters. This Agreement shall become effective upon the execution of this Agreement.

     This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the resale of the Shares, (iii) the suspension or material limitation of trading in securities on the NYSE or the American Stock Exchange or material limitation on prices for securities on either of such exchanges,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would result in a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an applicable Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting

Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     10. Information Furnished by the Underwriters. The names of the Underwriters set forth on the cover page, the stabilization legend on the inside front cover, and the statements in the chart and the third, sixth and seventh (with respect to the last sentence only) paragraphs under the caption "Underwriting" in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 7.

     11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, Attention: Michael T. Tomasz, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention of Gerald S. Tanenbaum, Esq. and (b) if to you, c/o Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention of Robert E. King, Jr., or in any case to such other address as the person to be notified may have requested in writing.

     The provisions of Sections 5, 6 and 7 shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company and (ii) acceptance of the Shares and payment for them hereunder.

     In the event of termination of this Agreement, the provisions of Sections 5(k) and 7 shall remain operative and in full force and effect.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Operating Partnership agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Operating Partnership and the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, and the several Underwriters.

                              Very truly yours,

                              FIRST INDUSTRIAL REALTY TRUST, INC.


                              By:    /s/ Michael Tomasz
                                     -------------------------------------
                                     Name: Michael Tomasz
                                     Title: President and Chief
                                            Executive Officer

                              FIRST INDUSTRIAL, L.P.

                              By:    First Industrial Realty Trust, Inc.
                                       as its sole general partner

                              By:    /s/ Michael Tomasz
                                     -------------------------------------
                                     Name: Michael Tomasz
                                     Title: President and Chief
                                            Executive Officer



SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
  As representatives of the
  several Underwriters listed
  on Schedule I hereto

By:  SMITH BARNEY INC.


By:      /s/ Jeffrey Horowitz
         -------------------------------
         Name: Jeffrey Horowitz
         Title: Managing Director

                                   SCHEDULE I



                                                          Number of Firm Shares
              Underwriters                                to be Purchased
              ------------                                ---------------------

Smith Barney Inc..........................................      463,000
Donaldson, Lufkin & Jenrette
  Securities Corporation..................................      463,000
BT Alex. Brown Incorporated...............................      461,000
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated....................................      461,000
J.P. Morgan Securities Inc................................      461,000
Prudential Securities Incorporated........................      461,000
Robert W. Baird & Co. Incorporated........................       10,000
BancAmerica Robertson Stephens............................       10,000
Bear, Stearns & Co. Inc...................................       10,000
J.C. Bradford & Co........................................       10,000
Cowen & Company...........................................       10,000
Dain Rauscher Incorporated................................       10,000
A.G. Edwards & Sons, Inc..................................       10,000
EVEREN Securities, Inc....................................       10,000
Fahnestock & Co. Inc......................................       10,000
Fidelity Capital Markets, A Division of
  National Financial Services Corporation.................       10,000
First Albany Corporation..................................       10,000
First of Michigan Corporation.............................       10,000
Gibraltar Securities Co...................................       10,000
Janney Montgomery Scott Inc...............................       10,000
Legg Mason Wood Walker, Incorporated......................       10,000
McDonald & Company Securities, Inc........................       10,000
Morgan Keegan & Company, Inc..............................       10,000
The Ohio Company..........................................       10,000
Piper Jaffray Inc.........................................       10,000
Raymond James & Associates, Inc...........................       10,000
The Robinson-Humphrey Company, LLC........................       10,000
Tucker Anthony Incorporated...............................       10,000
U.S. Clearing Corp........................................       10,000

                                Total.....................    3,000,000
                                                              =========

                                   SCHEDULE II



             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES

ENTITY:                                                JURISDICTION

First Industrial, L.P.                                 Georgia*
                                                       Illinois*
                                                       Indiana*
                                                       Iowa
                                                       Michigan
                                                       Minnesota*
                                                       Missouri
                                                       New Jersey*
                                                       New York*
                                                       Ohio
                                                       Pennsylvania
                                                       Tennessee
                                                       Wisconsin

First Industrial Realty Trust, Inc.                    Georgia*
                                                       Illinois*
                                                       Indiana*
                                                       Michigan*
                                                       Minnesota*
                                                       New Jersey*
                                                       New York*
                                                       Ohio

First Industrial Securities, L.P.                      Illinois
                                                       Michigan
                                                       Minnesota
                                                       Pennsylvania

First Industrial Securities Corporation                Illinois*
                                                       Michigan*

First Industrial Pennsylvania Partnership, L.P.        Pennsylvania

First Industrial Pennsylvania Corporation              Pennsylvania

First Industrial Harrisburg, L.P.                      Pennsylvania

First Industrial Harrisburg Corporation                Pennsylvania

First Industrial Financing Partnership, L.P.           Georgia*
                                                       Illinois*
                                                       Iowa
                                                       Michigan*
                                                       Minnesota*
                                                       Missouri

                                                       New Hampshire
                                                       Pennsylvania
                                                       Tennessee
                                                       Texas
                                                       Wisconsin

First Industrial Finance Corporation                   Georgia*
                                                       Illinois*
                                                       Michigan*
                                                       Wisconsin

First Industrial Management Corporation                Georgia
                                                       Illinois
                                                       Indiana
                                                       Iowa
                                                       Kansas
                                                       Michigan
                                                       Minnesota
                                                       Missouri
                                                       New Hampshire
                                                       Ohio
                                                       Pennsylvania
                                                       Tennessee
                                                       Texas
                                                       Wisconsin

First Industrial (Atlanta) Management Corporation      Georgia
                                                       Illinois

FR Acquisitions, Inc.                                  Georgia
                                                       Illinois
                                                       Indiana
                                                       Michigan
                                                       Minnesota
                                                       Missouri
                                                       Ohio
                                                       Pennsylvania
                                                       Tennessee
                                                       Wisconsin

First Industrial Mortgage Partnership, L.P.            Georgia
                                                       Illinois
                                                       Michigan
                                                       Minnesota
                                                       Missouri
                                                       Tennessee

First Industrial Mortgage Corporation                  Illinois
                                                       Michigan

First Industrial Indianapolis, L.P.                    Indiana

First Industrial Indianapolis Corporation              None

First Industrial Development Services Group, L.P.      None

FI Development Services Corporation                    None



--------------------------

*    Denotes jurisdictions on which counsel is opining.